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                                 EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Silicon Valley Bancshares on Form S-3 of our report dated January 26, 1994, appearing in the Annual Report on Form 10-K of Silicon Valley Bancshares for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP


San Jose, California
June 3, 1996